RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Institutional Liquidity Portfolio
Prime Portfolio
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc
Neuberger Berman California Intermediate Municipal Fund Inc
Neuberger Berman New York Intermediate Municipal Fund Inc
Neuberger Berman Real Estate Income Fund Inc
Neuberger Berman Realty Income Fund Inc
Neuberger Berman Income Opportunity Fund Inc
Neuberger Berman Real Estate Securities Income Fund Inc

Record of Securities Purchased
Under the Rule 10f3 Procedures

1	Name of Portfolio Series Prime Portfolio

2	Name of Issuer: Capital One Auto Finance Trust 2006B

3	Date of Purchase: July 27 2006

4	Underwriter from whom purchased Barclays Capital

5	Affiliated Underwriter managing or participating in underwriting syndicate Lehman Brothers

6	Is a list of the underwriting syndicates members attached
Yes_X_	No ___

7	Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase 125000000

8	Aggregate principal amount of offering 2500000000

9	Purchase price net of fees and expenses 10000

10	Date offering commenced: July 27 2006

11	Offering price at close of first day on which any sales were made 100

12	Commission spread or profit 0090%		$_____share

13
Have the following conditions been satisfied
Yes
No

a
The securities are




part of an issue registered under the Securities Act of 1933 which is being offered to the public


_X__

____

part of an issue of Government Securities
____
____


Eligible Municipal Securities
____
____


sold in an Eligible Foreign Offering or
____
____







Yes
No





sold in an Eligible Rule 144A offering

____
____

See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein



b
1 The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer OR





__X_





____


2 If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates


____


____

c
The underwriting was a firm commitment underwriting
__X_
____

d
The commission spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period see
Attachment for comparison of spread with comparable recent offerings




__X_




____

e
The issuer of the securities except for Eligible Municipal
Securities and its predecessors have been in continuous operation for not less than three years


__X_

____
f
1 The amount of the securities other than those sold in an Eligible Rule 144A Offering see below purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the principal amount of the offering OR




__X_



____

2 If the securities purchased were sold in an Eligible Rule 144A
Offering the amount of such securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the total of




i	The principal amount of the offering of such class sold by
underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144Aa 1 plus







ii	The principal amount of the offering of such class
in any concurrent pubic offering

____

____

g
1 No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale OR

__X_

____











Yes
No


2 With respect to the purchase of Eligible Municipal Securities no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter


____



____





h
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board

____


____


Approved		Date








B1




Attachment
RULE 10f3  REPORT FORM

Additional Information for paragraph d commission or spread comparable recent offerings


Comparison  1
Comparison  2
Comparison  3
Comparison  4
Security
VWALT 2006A
CLS A1
NAROT 2006L
CLS A1







Date Offered
72506
72406


Offering Price
100.00
100.00


Spread $
INTL  1
INTL  1


Spread %
5.5235% cpn
5.4931% cpn


Type of Security
Auto ABS
Auto ABS







Rating or Quality
Aaa  AAA
Aaa  AAA



A1+  P1
A1+  P1


Size of Issue
$1500000000
$1000000000


Total Capitalization of
Issuer

>$1 bn


>$1 bn


	Note Minimum of two comparisons must be completed for each purchase.


B1